Exhibit 10.20


                         NATIONAL PENN BANCSHARES, INC.
                         ------------------------------

                               FIRSTSERVICE BANK
                               -----------------
                     SUBSTITUTE INCENTIVE STOCK OPTION PLAN
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         (as assumed, amended and restated effective February 25, 2003)


     1.   Purpose, Assumption, Amendment and Restatement
          ---------------------------------------------

     (a) FirstService Bank, ("FSB") originally approved and adopted the Incentive Stock Option Plan (the "FSB Plan") in 1996. The FSB Plan was restated in its entirety in 1998 and again in 2000. The purpose of the FSB Plan was to encourage ownership of shares of FSB by officers and key employees, provide additional incentive for them to promote the success of the corporation, and increase FSB's ability to attract and retain high caliber personnel.

     (b) On February 25, 2003 (the "Effective Date"), FSB merged with and into National Penn Bank, with National Penn Bank surviving such merger (the "Merger"), pursuant to an Agreement and Plan of Merger, dated as of September 24, 2002 ("Agreement") by and among National Penn Bancshares, Inc. ("National Penn"), National Penn Bank and FSB.

     (c) On the Effective Date, pursuant to the Agreement, each outstanding share of FSB's common stock was automatically converted into 0.5954 share of National Penn common stock, without par value (the "Stock"), and $3.90.

     (d) Immediately prior to the Effective Date, there were stock options outstanding under the FSB Plan for 423,001 shares of FSB's common stock, all of which were 100% vested and currently exercisable. On the Effective Date, pursuant to the FSB Plan and the Agreement, each such option was automatically converted into a substitute stock option for Stock, with the number of shares and the per share exercise price adjusted as provided in the Agreement and otherwise on the same terms and conditions as the converted FSB stock option. The number of shares of Stock subject to each substitute stock option is equal to the quotient of: (1) the product of the number of shares of FSB common stock originally subject to that option times the original exercise price of that option, divided by (2) the adjusted exercise price of that option immediately following the Effective Date, as determined in accordance with Section 5(c) below. As a result, stock options 100% vested and presently exercisable for 316,171 shares of Stock are outstanding.

     (e) This National Penn Bancshares, Inc. FirstService Bank Substitute Incentive Stock Option Plan (the "Plan") reflects National Penn's assumption of the FSB Plan and of the stock options outstanding under the FSB Plan as of the Effective Date, on the terms and conditions provided in the Agreement, and National Penn's determination to delete provisions of the FSB Plan inapplicable to such outstanding options. The Plan amends and restates the FSB Plan accordingly.

     (f) As used hereinafter, the term "Options" means, individually and collectively, the substitute stock options issued pursuant to the FSB Plan and the Agreement, exercisable for a total of 316,171 shares of Stock, subject to adjustment as provided in Section 2 hereof.

     2.   Total Number of Shares
          ----------------------

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     The total  number of shares of Stock  subject to Options  under the Plan is
316,171 shares, subject to adjustment in accordance with this Section. If the shares of Stock shall be changed into or exchanged for a different number or kind of shares of Stock of National Penn or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Stock subject to an Option under the Plan and to the maximum number of shares of Stock that may be subject to Options as set forth in this Section, the number and kind of shares into which each outstanding share of Stock shall be exchanged, or to which each such share shall be entitled, as the case may be. Where appropriate, outstanding Options shall also be amended by the Committee (defined in Section 4(a)) as to Option Price and other terms as may be necessary to equitably reflect the foregoing events. If there shall be any other change in the number or kind of outstanding shares of Stock, or any shares into which such shares shall have been changed, or for which the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any outstanding Options, such adjustments shall be made in accordance with the Committee's determination. Re-acquired shares of Stock, as well as unissued shares, may be used for the purpose of this Plan.

     3.   No Further Eligible Optionees
         ------------------------------

     Other than the persons who received Options on the Effective Date (the "Optionees"), no persons are eligible to participate in the Plan. Prior to the Effective Date, the persons eligible to participate in the FSB Plan were officers and key employees of FSB and its subsidiaries and such other persons determined by the Board, provided that all persons benefited were permitted to be benefited without adversely affecting the qualification of the Plan under
Section 422 of the Internal Revenue Code.

     4.   Administration of Plan
          ----------------------

     (a) The Plan shall be administered by a committee (the "Committee") which shall be either the entire Board of Directors of National Penn (the "Board") or a committee appointed by the Board composed of three to six members of the Board who are (i) "non-employee directors" of National Penn within the meaning of Rule 16b-3(b)(3) under Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"), and (ii) "outside directors" of National Penn within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     (b) The Committee shall adopt such rules for the conduct of its business and administration of this Plan, as it considers desirable. A majority of the members of the Committee shall constitute a quorum for all purposes. The vote or written consent of a majority of the members of the Committee on a particular matter shall constitute the act of the Committee on such matter. The Committee shall have the right to construe the Plan and the Options, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the Plan and the Options, and such action shall be final, binding and conclusive upon all parties concerned. No member of the Committee or the Board shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of any authority or discretion granted in connection with the Plan to a Committee or the Board, or for the acts or omissions of any other members of a Committee or the Board. Subject to the numerical limitations on Committee membership set forth in Section 4(a) hereof, the Board may at any time appoint additional members of the Committee and may at any time remove any member of the Committee with or without cause. Vacancies in the Committee, however caused, may be filled by the Board if it so desires.


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     (c) The Committee  does not have authority to grant any stock options under the Plan in addition to the Options set forth in Section 2 hereof.

     5.   Terms and Conditions of Incentive Stock Option Awards.
          ------------------------------------------------------

     (a) Written Notification of Options. Each Optionee will be notified in writing of the number of shares of Stock subject to and the exercise price of each Option he or she holds pursuant to the Plan.

     (b) Exercise of Options. (i) The Options shall be exercisable during the period originally fixed by the board of directors of FSB, but in no event shall an option be exercisable after the last day of the ten year period beginning on the date the predecessor option was granted, unless terminated earlier under the terms of the Option.

          (ii) An option may be exercised in whole at one time or in part from time to time, unless the board of directors of FSB, in granting the original option, imposed a limitation with respect to the number of shares covered by the option which may be purchased during various periods of time within the period of the original option.

     (c) Option Price. The per share exercise price of the Stock covered by each Option (the "Option Price") is equal to the quotient of: (1) the product of the closing price of the Stock on the Effective Date times the original exercise price of that option, divided by (2) the sum of (a) the product of the closing price of the Stock on the Effective Date times the exchange ratio (.5954) plus
(b) $3.90.

     (d) Nontransferability of Options. An Option shall not be transferable by an Optionee otherwise than by will or the laws of descent and distribution and, during his lifetime, shall be exercisable only by him. Upon the death of an Optionee, and to the extent that the Optionee shall have been entitled to exercise an Option at the date of his death, the Option may be exercised by a legatee or legatees of the Optionee under his last will, or by his personal representatives or distributees.

     (e) Termination of Employment. (i) The unexercised portion of the Option will terminate on the date the Optionee ceases to be employed by National Penn or any of its subsidiaries for any reason other than death or the Optionee's retirement pursuant to any retirement or pension plan of National Penn or any of its subsidiaries. The Optionee will cease to be employed by National Penn or any of its subsidiaries on the first to occur of (1) the last date for which he is paid by National Penn or any of its subsidiaries, (2) the date on which he ceases working for National Penn or any of its subsidiaries or (3) the effective date of the termination of his employment set forth in any notice to him of such termination.

          (ii) In the case of the Optionee's death before the option expires, or in the case of the Optionee's retirement pursuant to any retirement or pension plan of National Penn or any of its subsidiaries, the Option shall be exercised within the three (3) month period beginning on the date of retirement or the date of death, but in no case later than the last day of the ten year period beginning on the date the original option was granted to the Optionee.


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         (f) Payment. Full payment for Stock purchased by the exercise of
Options granted under the Plan shall be made in cash or in Stock at the time the Option is exercised.

         (g) Other Provisions. In addition to the limitations, conditions and restrictions specifically set forth in the Plan, the Board shall have the power to impose any limitations, conditions or restrictions which it shall deem appropriate upon any or all options granted hereunder.

     6.   Plan and Options Not to Affect Employment
          -----------------------------------------

     Neither the Plan nor any Option granted hereunder shall confer upon any employee of National Penn or any of its subsidiaries any right to continue in the employment of National Penn or any of its subsidiaries.

     7.   Interpretation
          --------------

The interpretation and construction by the Board of any provisions of this Plan or of any Option granted hereunder shall be final and conclusive. It is intended that the rights granted pursuant to the Plan shall constitute "incentive stock options" as defined in Section 422 of the Internal Revenue Code, and the provisions of the Plan shall be interpreted and construed, insofar as possible, to carry out this intent.

     8.   Effective Date of Plan
          ----------------------

     This Plan shall be effective as of February 25, 2003.

     9.   General Conditions
          -------------------

     (a) The term "subsidiary corporation" as used in this Plan shall mean a corporation in which National Penn owns, directly or indirectly, shares of stock representing fifty percent or more of the outstanding voting power of all classes of stock of such corporation Plan.

     (b) References in this Plan to the Code shall be deemed to also refer to the corresponding provisions of any future United States revenue law.

     (c) The use of the masculine pronoun shall include the feminine gender whenever appropriate.


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